Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 11:10 AM 06/17/2019 FILED 11:10 AM 06/17/2019 SR 20195468576 - File Number 7085919

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MTECH ACQUISITION HOLDINGS INC.

Pursuant to Section 245 of the

Delaware General Corporation Law

MTECH ACQUISITION HOLDINGS INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its President, Scott Sozio, hereby certifies as follows:

1. The name of the Corporation is “MTech Acquisition Holdings Inc.”

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 3, 2018.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Akerna Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at c/o Vcorp Services, LLC, 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805, New Castle County. The name of its registered agent at that address is Vcorp Services, LLC.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000, of which 75,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

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B. Common Stock. (1) Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(2) Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(3) Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(4) No holder of shares of Common Stock shall have cumulative voting rights.

(5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Amended and Restated Certificate of Incorporation.

C. Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: A. Number of Directors. Upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), the total number of directors constituting the entire Board of Directors shall be seven (7). Thereafter, the total number of directors constituting the entire Board of Directors shall be such number as may be fixed from time to time exclusively by resolution adopted by the affirmative vote of at least a majority of the Board of Directors then in office.

B. Classification. Subject to the terms of any one or more series of Preferred Stock, and effective upon the Effective Time, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The Board of Directors may assign members of the Board of Directors already in office to such classes as of the Effective Time. The directors in Class I shall be elected for a term expiring at the first Annual Meeting of Stockholders after the Effective Time, the directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders after the Effective Time, and the directors in Class III shall be elected for a term expiring at the third Annual Meeting of Stockholders after the Effective Time.

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C. Term and Filling Vacancies. Commencing at the first Annual Meeting of Stockholders after the Effective Time and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no cases will an increase or decrease in the number of directors shorten the term of an incumbent.

D. Election. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

E. Officers. Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

B. By-laws. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. Special Meetings. Subject to the terms of any one or more series or classes of Preferred Stock, Special Meetings of the Stockholders of the Corporation may be called as prescribed by the by-laws of the Corporation.

SEVENTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

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EIGHTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

NINTH: A. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

B. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. If any provision or provisions of this Article NINTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article NINTH (including, without limitation, each portion of any sentence of this Article NINTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH.

TENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Scott Sozio, its President, as of the 17th day of June 2019.

MTECH ACQUISITION HOLDINGS INC.

By:	/s/ Scott Sozio
Name:	Scott Sozio
Title:	President

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STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is AKERNA CORP.

2. The Registered Office of the corporation in the State of Delaware is changed to          251 Little Falls Drive            (street), in the City of        Wilmington, DE           Country of       New Castle      Zip Code       19808       . The name of the Registered Agent at such address upon whom process against this Corporation may be served is             Corporation Service Company                  .

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:
Authorized Officer

Name:	John Fowle, CFO
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 08:23 AM 05/04/2020 FILED 08:23 AM 05/04/2020 SR 20203384789 - File Number 7085919

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State of Delaware Secretary of State Division of Corporations Delivered 06:02 PM 06/26/2020 FILED 06:02 PM 06/26/2020 SR 20205943823 - File Number 7085919

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SPECIAL VOTING PREFERRED STOCK

OF

AKERNA CORP.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

AKERNA CORP., a Delaware corporation (the “Company”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designation under the corporate seal of the Company and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors (the “Board”) of the Company by its Amended and Restated Certificate of Incorporation (as such may be amended, modified or restated from time to time, the “Certificate of Incorporation”), the Board has duly adopted the following resolutions:

RESOLVED, that, pursuant to the provisions of Article Fourth of the Certificate of Incorporation (which authorizes 5,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”)), and the authority vested in the Board, a series of Preferred Stock be, and it hereby is, created, and the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Certificate of Incorporation and this Certificate of Designation (as it may be amended from time to time, this “Certificate of Designation”) as follows:

SPECIAL VOTING PREFERRED STOCK

1. Designation; Amount and Par Value. The series of Preferred Stock shall be designated as “Special Voting Preferred Stock” and the number of shares so designated shall be one (1). The sole outstanding share of Special Voting Preferred Stock shall have a par value of $0.0001 per share.

2. Dividends. Subject to the provisions of Section 4 of this Certificate of Designation, the holder of record of the share of Special Voting Preferred Stock shall not be entitled to receive any dividends declared and paid by the Company.

3. Voting Rights.

(a) The holder of record of the share of Special Voting Preferred Stock, except as otherwise required under applicable law or as set forth in Section 3(b) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

(b) With respect to all meetings of the stockholders of the Company at which the holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), are entitled to vote (each, a “Stockholder Meeting”), the holder of the share of Special Voting Preferred Stock shall vote together with the holders of such Common Stock as a single class except as otherwise required under applicable law, and the holder of the share of Special Voting Preferred Stock shall be entitled to cast on such matter a number of votes equal to the number of Exchangeable Shares (the “Exchangeable Shares”) of Akerna Canada Ample Exchange Inc. (f/k/a 2732805 Ontario Inc.), an Ontario corporation (“Purchaser”), outstanding as of the record date for determining stockholders entitled to vote at such Stockholder Meeting (i) that are not owned by the Company or its affiliates and (ii) as to which the holder of the share of Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement (the “Trust Agreement”), to be entered into among the Company, Purchaser, 2732804 Ontario Inc., an Ontario corporation (“Callco”), and the trustee thereunder (the “Trustee”).

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4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the Special Voting Preferred Stock shall (A) rank (i) senior to the holders of the Company’s Common Stock and (ii) junior to all other classes or series of Preferred Stock of the Company (if any); and (B) be entitled to receive from the Company, prior to the holders of shares of Common Stock, an amount equal to $1.00.

5. Other Provisions.

(a) The holder of record of the share of Special Voting Preferred Stock shall not have any rights hereunder to convert such share into, or exchange such share for, shares of any other series or class of capital stock of the Company.

(b) The Trustee shall exercise the voting rights attached to the share of Special Voting Preferred Stock pursuant to and in accordance with the Trust Agreement. The voting rights attached to the share of Special Voting Preferred Stock shall terminate pursuant to and in accordance with the Trust Agreement.

(c) At such time as the share of Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock shall be automatically cancelled.

(d) This Certificate of Designation shall be effective upon filing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations, Preferences and Rights of Special Voting Preferred Stock to be duly executed by its Chief Executive Officer this 26th day of June, 2020.

AKERNA CORP.

By:	/s/ Jessica Billingsley
	Name:	Jessica Billingsley
	Title:	Chief Executive Officer

Signature Page to Certificate of Designation, Preferences and Rights of Special Voting Preferred Stock of Akerna Corp.

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State of Delaware Secretary of State Division of Corporations Delivered 12:35 PM 05/27/2022 FILED 12:35 PM 05/27/2022 SR 20222417310 - File Number 7085919

FIRST

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AKERNA CORP.

Akerna Corp. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “Amendment”) to the Corporation’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to increase the Corporation’s authorized shares of common stock from 75,000,000 to 150,000,000.

SECOND:

1.	The FOURTH Article of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 155,000,000, of which 150,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. (1) Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(2) Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(3) Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(4) No holder of shares of Common Stock shall have cumulative voting rights.

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(5) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Amended and Restated Certificate of Incorporation.

C. Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.”

THIRD: That pursuant to a resolution of the Board, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: The foregoing amendment shall be effective upon filing of this Certificate of Amendment.

SIXTH: Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this May 27, 2022.

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer

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State of Delaware Secretary of State Division of Corporations Delivered 11:16 AM 11/07/2022 FILED 11:16 AM 11/07/2022 SR 20223953941 – File Number 7085919

SECOND

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF

INCORPORATION OF

AKERNA CORP.

Akerna Corp. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment (the “Amendment”) to the Corporation’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to add a paragraph to the Fourth Article of the Corporation’s Certificate of Incorporation as set forth below.

SECOND: The FOURTH Article of the Corporation’s Certificate of Incorporation is hereby amended to add the following paragraph following all current paragraphs:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every twenty shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to November 8, 2022 shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time  represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.”

THIRD: That pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with  Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: The foregoing amendment shall be effective on November 8, 2022 at 12:01 am EST.

SIXTH: Except as herein amended, the Corporation’s Certificate of Incorporation shall remain in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this 7th day of November, 2022.

AKERNA CORP.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer